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                                                                    EXHIBIT 10.1


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                            AGREEMENT FOR RTO MERGER

                                      AMONG

                             BENNINGTON CORPORATION,

                              ATS ACQUISITION INC.

                                       AND

                          AUTOMATIC TIME SYSTEMS CORP.








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                            AGREEMENT FOR RTO MERGER


         THIS AGREEMENT FOR RTO MERGER (the "Agreement") is made as of June 15, 1997, by and among BENNINGTON CORPORATION, a Nevada corporation (the "Acquirer"), ATS ACQUISITION INC., a Michigan corporation and wholly-owned subsidiary of the Acquirer ("Acquisition Sub"), and AUTOMATIC TIME SYSTEMS CORP., a Michigan corporation ("ATS").

                                    RECITALS

         A. The respective Boards of Directors of ATS, Acquisition Sub and the Acquirer have approved the merger (the "Merger") of Acquisition Sub with and into ATS in accordance with the laws of the State of Michigan and the provisions of this Agreement.

         B. ATS, Acquisition Sub and the Acquirer desire to make certain representations, warranties and agreements in connection with, and establish various conditions precedent to, the Merger.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties agree as follows:



                                   ARTICLE I.

                               TERMS OF THE MERGER

         SECTION 1.01 THE MERGER. Upon the terms and subject to the conditions of this Agreement, the Merger shall be consummated in accordance with the Michigan Business Corporation Act (the "Michigan Act"). At the Effective Time (as defined in Section 1.02, below), upon the terms and subject to the conditions of this Agreement, Acquisition Sub shall be merged with and into ATS in accordance with the Michigan Act and the separate existence of Acquisition Sub shall thereupon cease, and, ATS, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Michigan as a subsidiary of the Acquirer. The parties shall prepare and execute a certificate of merger in substantially the form attached hereto as Exhibit 1.1 (the "Certificate of Merger") in order to comply in all respects with the requirements of the Michigan Act and the provisions of this Agreement.

         SECTION 1.02 EFFECTIVE TIME. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Administrator of the Michigan Department of Consumer and Industry Services in accordance with the applicable provisions of the Michigan Act or at such later time as may be specified in the Certificate of Merger. The Certificate of

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Merger shall be filed as soon as practicable after the execution and delivery of this Agreement. ATS and the Acquirer shall agree upon the time of such filing and the place where the closing of the Merger (the "Closing") shall occur. The time when the Merger shall become effective is hereinafter referred to as the "Effective Time" and the date on which the Effective Time occurs is hereinafter referred to as the "Closing Date."

         SECTION 1.03 MERGER CONSIDERATION. Subject to the provisions of this Agreement, at the Effective Time, each issued and outstanding Series A Common Share of ATS (the "ATS Common Stock"; shares of ATS Common Stock to be converted in the Merger are referred to as the "ATS Shares") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, and there shall be paid and issued as hereinafter provided in exchange for the ATS Shares, 1,000 shares of the Common Stock of the Acquirer ("Acquirer Stock") for each ATS Share (the "Merger Consideration"), for an Exchange Ratio of 1,000-for-1 (Acquirer:ATS).

         No fractional shares of the Acquirer Stock shall be issued pursuant to the Merger nor will any fractional share interest involved entitle the holder thereof to vote, to receive dividends or to exercise any other rights of a shareholder of the Acquirer. In lieu thereof, any person who would otherwise be entitled to a fractional share of the Acquirer Stock pursuant to the provisions hereof shall receive an amount in cash equal to the value of such fractional share. The value of such fractional share shall be the product of such fraction (rounded down to the nearest hundredth of a share) multiplied by the Share Value of $1.00 for each share of Acquirer Stock.

         Subject to the provisions of this Agreement, at the Effective Time, each share of Acquisition Sub common stock outstanding immediately prior to the Merger shall be converted, by virtue of the Merger and without any action on the part of the holder thereof, into one share of the common stock of the Surviving Corporation (the "Surviving Corporation Common Stock"), which shares of the Surviving Corporation Common Stock shall constitute all of the issued and outstanding capital stock of the Surviving Corporation.

         SECTION 1.04 STOCKHOLDERS' RIGHTS UPON MERGER. Upon consummation of the Merger, the certificates which theretofore represented ATS Shares (the "Certificates") shall cease to represent any rights with respect thereto, and, subject to applicable Law and this Agreement, shall only represent the right to receive the Merger Consideration and the amount of cash, if any, payable in lieu of fractional shares of the Acquirer Stock into which their ATS Shares have been converted pursuant to this Agreement.

         SECTION 1.05 SURRENDER AND EXCHANGE OF SHARES. After the Effective Time, each holder of an ATS Share shall surrender and deliver the Certificates to the Surviving Corporation together with a duly completed and executed assignment form. Upon such surrender and delivery, the holder shall receive a certificate representing the number of whole shares of the Acquirer Stock to which such holder is entitled pursuant to this Agreement plus any cash payable in lieu of fractional shares.


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         SECTION 1.06 WARRANTS AND OPTIONS. At the Effective Time, the Acquirer
shall cause each holder of a then-outstanding and unexercised option or warrant exercisable for shares of ATS Common Stock (the "ATS Options") to receive, by virtue of the Merger and without any action on the part of the holder thereof, options or warrants exercisable for shares of Acquirer Stock having the same terms and conditions as the ATS Options except that the exercise price and the number of shares issuable upon exercise shall be divided and multiplied, respectively, by the Exchange Ratio. The Acquirer acknowledges that at the Effective Time, all such options shall be vested and exercisable to the extent provided in the ATS Options or applicable employment agreements.

         SECTION 1.07 ARTICLES OF INCORPORATION. At and after the Effective Time, the Articles of Incorporation of Acquisition Sub shall be the Articles of Incorporation of the Surviving Corporation (subject to any subsequent amendment).

         SECTION 1.08 BYLAWS. At and after the Effective Time, the Bylaws of Acquisition Sub shall be the Bylaws of the Surviving Corporation (subject to any subsequent amendment).

         SECTION 1.09 DIRECTORS AND OFFICERS. At and after the Effective Time, until their successors are duly elected or appointed, the directors and the officers of the Surviving Corporation shall be:

                    Person                            Position
         =================================================================
                Gerald A. Pesut                       Director
                 James Petrie                         Director
                Gerald A. Pesut                     Chairman/CEO
                 James Petrie                      President/COO
               Richard Penington              Treasurer/CFO/Secretary


         SECTION 1.10 OTHER EFFECTS OF MERGER. The Merger shall have all further effects as specified in the applicable provisions of the Michigan Act.

         SECTION 1.11 TAX-FREE REORGANIZATION. The parties intend that the Merger qualify as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code").

         SECTION 1.12 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Acquisition Sub or ATS or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be


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authorized to execute and deliver, in the name and on behalf of Acquisition Sub or ATS, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Acquisition Sub or ATS, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.


                                   ARTICLE II.

                           REPRESENTATIONS, WARRANTIES
                          AND CERTAIN COVENANTS OF ATS

 Except as expressly set forth in the Exhibits attached hereto, ATS represents, warrants and/or covenants to and with the Acquirer as follows:

         SECTION 2.01 ORGANIZATION AND GOOD STANDING. ATS is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         SECTION 2.02 CAPITALIZATION. As of the date hereof, the authorized capital stock of ATS consists of 30,000 shares of ATS Common Stock, 5,481.667 shares of which are issued and outstanding, and 30,000 Series B Common Shares, no shares of which are issued and outstanding. No other capital stock of ATS is authorized or issued. All issued and outstanding shares of the ATS Common Stock are duly authorized, validly issued, fully paid and non-assessable. Options and warrants to acquire an aggregate of 1,972.917 shares of ATS Common Stock are presently outstanding, and these options and warrants are all outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options, or other agreements of any kind relating to any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of ATS and there is no other authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security.

         SECTION 2.03 AUTHORIZATION; BINDING AGREEMENT. ATS has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Certificate of Merger and the consummation of the Merger have been duly and validly authorized by ATS's Board of Directors and shareholder and no other corporate proceedings on the part of ATS are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger. This Agreement has been duly and validly executed and delivered by ATS and constitutes the legal, valid and binding agreement of ATS, enforceable against ATS in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or

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other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies ("Enforceability Exceptions").

         SECTION 2.04 GOVERNMENTAL APPROVALS. No consent, approval, waiver or authorization of, notice to or declaration or filing with (a "Consent") any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any governmental or regulatory authority, agency, department, board, commission or instrumentality, any court, tribunal or arbitrator and any self-regulatory organization (a "Governmental Authority") on the part of ATS is required in connection with the execution or delivery by ATS of this Agreement or the consummation by ATS of the transactions contemplated hereby or thereby other than the filing of the Certificate of Merger with the Administrator of the Michigan Department of Consumer and Industry Services, Corporation, Securities and Land Development Bureau in accordance with the Michigan Act and those Consents that, if they were not obtained or made, do not or would not materially and adversely affect the ability of ATS to perform its obligations as set forth herein or to consummate the transactions contemplated hereby.

         SECTION 2.05 COMPLIANCE WITH LAWS. The business of ATS is operated in material compliance with all Laws, except for any instances of non-compliance which do not or would not have a material adverse effect on ATS.


                                  ARTICLE III.

                         REPRESENTATIONS, WARRANTIES AND
                        CERTAIN COVENANTS OF THE ACQUIRER
                               AND ACQUISITION SUB

         Except as expressly set forth in the Exhibits attached hereto, the Acquirer represents, warrants and/or covenants to and with ATS as follows:

         SECTION 3.01 ORGANIZATION AND GOOD STANDING. The Acquirer and its sole subsidiary, the Acquisition Sub each is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Acquirer and the Acquisition Sub each is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not or would not have a material adverse effect on the business, assets (including, but not limited to, intangible assets), condition (financial or otherwise), properties (including, but not limited to, intangible properties), liabilities or the results of operations of the Acquirer and the Acquisition Sub taken as a whole (an "Acquirer Material Adverse Effect"), it being understood and expressly


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acknowledged by ATS that, for any and all purposes of this Agreement, under no circumstances shall any action or other event or matter to the extent permitted or contemplated by the provisions of this Agreement, constitute, or be deemed to have caused, a Acquirer Material Adverse Effect). The Acquirer is a Nevada corporation, and it is not licensed or qualified as a foreign corporation in any other jurisdiction. Acquisition Sub is the sole subsidiary of the Acquirer. The Acquirer has heretofore made available to ATS accurate and complete copies of the Articles of Incorporation and Bylaws, or equivalent governing instruments, as currently in effect, of the Acquirer and the Acquisition Sub.

         SECTION 3.02 CAPITALIZATION. Effective upon the filing of Restated Articles as approved by the Board of Directors and shareholders of the Acquirer, the authorized capital stock of the Acquirer will consist of 20,000,000 shares of the Acquirer Stock and 10,000,000 shares of Preferred Stock (the "Acquirer Preferred Stock"). As of the date hereof, 3,000,000 shares of the Acquirer Stock are issued and outstanding. No other capital stock of the Acquirer is authorized or issued. All issued and outstanding shares of the Acquirer Stock are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable securities laws and regulations. Except for warrants to acquire up to 500,000 shares of Acquirer Stock issued in connection with a recent financing, there are no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the outstanding authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of the Acquirer, and there is no authorized or outstanding security convertible into or exchangeable for any such capital stock or other security.

         SECTION 3.03 AUTHORIZATION; BINDING AGREEMENT. The Acquirer has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly authorized by the Board of Directors and shareholders of the Acquirer, the Board of Directors of the Acquisition Sub, and the Acquirer as the sole shareholder of Acquisition Sub, and no other corporate proceedings on the part of the Acquirer or the Acquisition Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger. This Agreement has been duly and validly executed and delivered by each of the Acquirer and Acquisition Sub and constitutes the legal, valid and binding agreement of each of the Acquirer and Acquisition Sub, enforceable against each of the Acquirer and Acquisition Sub in accordance with its terms, subject to the Enforceability Exceptions.

         SECTION 3.04 GOVERNMENTAL APPROVALS. No Consent from or with any Governmental Authority on the part of the Acquirer or any of the Acquirer Subsidiaries is required in connection with the execution or delivery by the Acquirer of this Agreement or the consummation by the Acquirer of the transactions contemplated hereby or thereby other than those Consents that, if they were not obtained or made, do not or would not have a Acquirer Material Adverse Effect or materially and adversely affect the ability of the Acquirer to perform its obligations set forth herein or to consummate the transactions contemplated hereby.


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         SECTION 3.05 NO VIOLATIONS. The execution and delivery of this
Agreement, the consummation of the transactions contemplated hereby and compliance by the Acquirer with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Certificate and/or Articles of Incorporation or Bylaws or other governing instruments of the Acquirer or any of the Acquirer Subsidiaries, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required by the Acquirer or any Acquirer Subsidiary, as applicable) under any of the terms, conditions or provisions of any Acquirer Material Contract (as hereinafter defined) or other obligation to which the Acquirer or any Acquirer Subsidiary is a party or by which any of them or any of their properties or assets may be bound, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of the Acquirer or any Acquirer Subsidiary, or (iv) be subject to obtaining the Consents from Governmental Authorities, contravene any Law currently in effect to which the Acquirer or any Acquirer Subsidiary or its or any of their respective assets or properties are subject, except in the case of clauses (ii), (iii) and (iv), above, for any deviations from the foregoing which do not or would not have an Acquirer Material Adverse Effect.

         SECTION 3.06 DISCLOSURE. All information and documents provided prior to the date of this Agreement, and all information and documents subsequently provided, to ATS or its representatives by or on behalf of the Acquirer are or contain, or will be or will contain as to subsequently provided information or documents, true, accurate and complete information in all material respects with respect to the subject matter thereof and are, or will be as to subsequently provided information or documents, reasonably responsive to any specific request made by or on behalf of ATS or its representatives.



                                   ARTICLE IV.

                           TERMINATION AND ABANDONMENT

         SECTION 4.01 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective
Time:

         (a) by action of the Board of Directors of each of ATS and the Acquirer;

         (b) by ATS or the Acquirer if the Closing shall not have occurred on or before July 15, 1997, provided said failure to close does not result from an act or failure to act of the party effecting termination.

         SECTION 4.02 EFFECT OF TERMINATION AND ABANDONMENT. In the event this Agreement is terminated and the Merger is abandoned as provided in this Article, this Agreement shall become wholly void and of no effect, and the parties shall be released


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from all further obligations hereunder; provided, however, that the obligations of the parties as to confidentiality provided in this Agreement shall not be extinguished, but shall survive such termination and abandonment. Notwithstanding the foregoing, promptly following the termination of this Agreement, any party whose willful default shall have caused the conditions to the obligations of the other party not to have been fulfilled, or which shall have refused to satisfy its obligations hereunder, shall reimburse such other party for its reasonable out-of-pocket costs incurred in connection with this Agreement, including, without limitation, attorneys' and accountants' fees and expenses.


                                   ARTICLE V.

                                  MISCELLANEOUS

         SECTION 5.01 CONFIDENTIALITY. Unless (i) otherwise expressly provided in this Agreement, (ii) required by applicable Law or any listing agreement with, or the rules and regulations of, any applicable securities exchange or the NASD, (iii) necessary to secure any required Consents as to which the other party has been advised, or (iv) consented to in writing by the Acquirer and ATS, this Agreement and any information or documents furnished in connection herewith shall be kept strictly confidential by ATS, the Acquirer and their respective officers, directors, employees and agents. Prior to any disclosure pursuant to the preceding sentence, the party intending to make such disclosure shall consult with the other party regarding the nature and extent of the disclosure. Nothing contained herein shall preclude disclosures to the extent necessary to comply with accounting, SEC and other disclosure obligations imposed by Law. In the event the Merger is not consummated, each party shall return to the other all documents furnished by the other and will hold in absolute confidence any information obtained from the other party except to the extent (i) such party is required to disclose such information by Law or such disclosure is necessary or desirable in connection with the pursuit or defense of a claim, (ii) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure, or (iii) such information becomes generally available to the public or is otherwise no longer confidential. Prior to any disclosure of information pursuant to the exception in clause (i) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the same in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

         SECTION 5.02 AMENDMENT AND MODIFICATION. To the extent permitted by applicable Law, this Agreement may be amended, modified or supplemented only by a written agreement among ATS, Acquisition Sub and the Acquirer.

         SECTION 5.03 WAIVER OF COMPLIANCE; CONSENTS. Any failure of ATS or the Acquirer to comply with any obligation, covenant, agreement or condition herein may be waived by the other party only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to,


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any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 5.03.

         SECTION 5.04 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of ATS and the Shareholders contained herein or in any certificates or other documents delivered at the Closing shall survive the execution and delivery of this Agreement but shall terminate at the Effective Time. The representations and warranties of the Acquirer contained herein or in any certificates or other documents delivered at the Closing shall survive the execution and delivery of this Agreement.

         SECTION 5.05 SURVIVAL OF COVENANTS. The respective covenants of ATS and the Acquirer contained herein or in any certificates or other documents delivered at the Closing shall survive the execution and delivery of this Agreement but shall terminate at the Effective Time.

         SECTION 5.06 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)  if to ATS, to:

                      Automatic Time Systems Corp.
                      17515 W 9 Mile Rd Ste 225
                      Southfield, MI  48075-4408
                      Attention:  Mr. James Petrie
                      Telecopy:   248-569-1669

                      with a copy to:

                      Jaffe, Raitt, Heuer & Weiss
                      One Woodward Ave Ste 2400
                      Detroit, Michigan  48226-3418
                      Attention: David D. Warner, Esq.
                      Telecopy:  313-961-8358

                  and

         (b)  if to the Acquirer, to:

                      Bennington Corporation
                      c/o Robert Seaman


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                      515 Madison Ave Ste 3200
                      New York, NY 10022
                      Telecopy: 212-644-6828


         SECTION 5.07 BINDING EFFECT; ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto prior to the Effective Time without the prior written consent of the other party hereto. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         SECTION 5.08 EXPENSES; TIME OF PAYMENT. All fees, costs and expenses required or contemplated by, or incurred in connection with, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

         SECTION 5.09 GOVERNING LAW. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of the State of Michigan.

         SECTION 5.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 5.11 INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, an unincorporated organization, a Governmental Authority and any other entity; (ii) the term "Affiliate," with respect to any person, shall mean and include any person controlling, controlled by or under common control with such person; and
(iii) the term "Subsidiary" of any specified person shall mean any corporation fifty percent (50%) or more of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity fifty percent (50%) or more of the total equity interest of which, is directly or indirectly owned by such specified person.

         SECTION 5.12 ENTIRE AGREEMENT. This Agreement and the documents or instruments referred to herein including, but not limited to, the Exhibits attached hereto, which Exhibits are incorporated herein by reference, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.



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         SECTION 5.13 SEVERABILITY. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.





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         IN WITNESS WHEREOF, the Acquirer, Acquisition Sub and ATS have caused this Agreement to be signed and delivered as of the date first above written.



                                       AUTOMATIC TIME SYSTEMS CORP.


                                       By:
                                          --------------------------------------

                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------



                                       BENNINGTON CORPORATION


                                       By:
                                          --------------------------------------

                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------


                                       ATS ACQUISITION INC.


                                       By:
                                          --------------------------------------

                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------




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